EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                      BANDAG, INCORPORATED AND SUBSIDIARIES

                                               Year Ended December 31

                                            1995         1994        1993

                                            (In thousands, except per
                                                   share data)
    Net earnings per Common and Common
      equivalent share:
      Weighted average number of
      shares of Common Stock, Class A
      Common Stock and Class B Common
      Stock outstanding.                  25,303       26,689      27,226

    Additional shares assuming
      exercise of dilutive stock
      options - based on the treasury
      stock method  using average
      market price                           117          112         111
                                             ---          ---         ---
    AVERAGE NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES            25,420       26,801      27,337
                                          ======       ======      ======
    Net earnings                         $97,027      $93,994     $78,734

    Net earnings per Common and Common
      equivalent share                     $3.82        $3.51       $2.88
                                           =====        =====       =====
    Net earnings per Common share -
    assuming full dilution:
      Average shares outstanding          25,303       26,689      27,226

      Additional shares assuming
      exercise of dilutive stock
      options - based on the treasury
      stock method using the year-end
      price if higher than the average
      market price                           117          119         113
                                             ---          ---         ---
      FULLY DILUTED AVERAGE NUMBER
       OF COMMON AND COMMON
       EQUIVALENT SHARES                  25,420       26,808      27,339
                                          ======       ======      ======
    Net earnings                         $97,027      $93,994     $78,734

    Net earnings per Common and
      Common equivalent share              $3.82        $3.51       $2.88
                                           =====        =====       =====